Exhibit 10.1

Financial Advisor Agreement

January 22, 2005

Proxim Corporation
935 Stewart Drive
Sunnyvale, CA 94085

Dear Sirs:

Section 1.                                          Appointment of Financial Advisor.  This Agreement confirms our understanding that Proxim Corporation, a Delaware corporation (the “Company”), hereby appoints East Peak Advisors L.L.C. as its financial advisor (the “Advisor”) in connection with the proposed sale (the “Offering”) of up to $10.0 million of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), and any warrants issued in connection therewith (the “Warrants”) pursuant to an effective Registration Statement on Form S-3, File No. 333-119975 (as amended or supplemented, the “Registration Statement”), including any Prospectus Supplement(s) (and related final base Prospectus) (the Prospectus and any Prospectus Supplements collectively referred to as the “Prospectus Supplement”) relating to the Offering.  On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Advisor agrees to use its reasonable efforts to solicit and receive offers, but not act as an underwriter, to purchase the Shares.

The Advisor will render whatever services are mutually agreeable in connection with the Offering.  In particular, the Advisor agrees to:

a.                        Familiarize itself to the extent it deems appropriate with respect to the business, operations, financial condition and prospects of the Company;

b.                       Identify a number of possible investors (“Purchasers”) which might have an interest in receiving the Prospectus Supplement and evaluating participation in the Offering;

c.                        Upon authorization from the Company, the Advisor will contact one or more of such possible investors;

d.                       Assist the Company and its Board of Directors in evaluating proposals received from any such possible investors;

e.                        Upon the Company’s request, the Advisor will participate in meetings of the Board of Directors of the Company (such participation to be in person or by telephone, as appropriate) at which the Offering is to be considered and, as appropriate, will report to the Board of Directors with respect thereto.

Notwithstanding anything to the contrary contained in this Agreement, the Advisor shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of any of the Shares.

In connection with Advisor’s activities on the Company’s behalf, the Company agrees to reasonably cooperate with the Advisor and will furnish to, or cause to be furnished to, the Advisor all information and data concerning the Company (the “Information”) which the Company reasonably deems appropriate.  The Company represents and warrants that all Information made available to the Advisor by the Company with respect to the Offering or otherwise included or incorporated by reference in the Prospectus Supplement will not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which the statements are made and that any projections, forecasts or other Information provided by the Company to the Advisor will have been prepared in good faith and will be based upon reasonable assumptions.  Prior to any Offering, the Company agrees to promptly notify the Advisor if the Company believes that any Information, which was previously provided, has become materially misleading.  The Company acknowledges and agrees that, in rendering its services hereunder, the Advisor will be using and relying on the Information (and information available from public sources and other sources deemed reliable by the Advisor) without independent verification thereof or independent appraisal or evaluation of the Company, or any party to the transaction.  The Advisor does not assume responsibility for the accuracy or completeness of the Information, the Prospectus Supplement (except with respect to the description of any plan of distribution), or any other information regarding the Company.

Section 2.                                          Fees and Expenses.  (a) Upon the consummation of the Offering, the Company will pay the Advisor a cash fee (the “Fee”) equal to 4% of the cash consideration received by the Company for the sale of the Shares, less any fee paid under Section 2(b) hereunder.  The fees payable hereunder will be due upon consummation of an Offering involving any investor in the approved investor list appended as Schedule A hereto (as such list may be amended from time to time by mutual agreement of the Company and the Advisor, the “Approved Investor List”), which Approved Investor List may be amended from time to time by agreement of the Company and the Advisor.

(b)                                 In the event that the Offering is not consummated following the Company’s execution of a letter of intent indicating the potential terms for an investment in the Company by an investor on the Approved Investor List due to the Company’s refusal to participate in the transaction or transactions on the terms set forth in such letter of intent, (as such terms may be amended from time to time), the Company shall pay an advisory fee of $50,000 at or prior to February 28, 2005.  Whether or not the Offering is consummated the Company will also reimburse the Advisor for any out-of-pocket expenses reasonably incurred in connection with the Advisor’s obligations hereunder, including without limitation, (1) travel expenses and (2) reasonable fees and expenses of counsel engaged with the Company’s consent, up to a maximum of $50,000.

(c)                                  The right of the Advisor to receive the fees and reimbursements set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 11 hereof.

Section 3.                                          Information Regarding the Company.  The Company will not prepare any offering materials in connection with the Offering other than the Prospectus Supplement, nor will it provide investors with any materials not previously filed with Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933 (the “Securities Act”).

Section 4.                                          Representations and Warranties.  The Company represents and warrants to the Advisor that:

(a)                                  This Agreement has been duly authorized, executed and delivered by the Company and represents the legal, valid and binding obligation of the Company, enforceable in accordance with its terms;

(b)                                 The representations and warranties of the Company contained in each purchase agreement executed by a Purchaser in connection with the Offering will be true and correct as of any closing date for the Offering (a “Closing Date”);

(c)                                  The Company’s public reports filed with the Commission, and all subsequent reports (collectively, the “Exchange Act Reports”) that have been filed by the Company with the Commission or sent to stockholders, pursuant to Section 13 of the Exchange Act, did not when filed and, taken as a whole and as amended to the date hereof do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed to the requirements of the Exchange Act, the Securities Act and the rules and regulations of the Commission thereunder.

(d)                                 The Registration Statement has been declared effective by the Commission under the Securities Act and no stop order has been issued suspending the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  The Registration Statement, at the time it became effective, and at all subsequent times, and the Prospectus Supplement in the form delivered to a Purchaser complied in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.                                          Agreements.  The Company agrees with the Advisor that:

(a)                                  The Company shall extend to all prospective Purchasers the opportunity, prior to the Closing Date, to ask questions of, and receive answers from, the Company concerning the Shares and the terms and conditions of the offering thereof and to obtain any information that such prospective purchasers may consider necessary in making an informed investment decision, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense and in compliance with Regulation FD promulgated under the Exchange Act; and

(b)                                 If any event occurs or condition exists as a result of which the information contained in the Company’s Exchange Act Reports, the Registration Statement, the Prospectus or the Prospectus Supplement, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the filings were made not misleading, or if, in the opinion of the Advisor or the Company, it is necessary at any time prior to the Closing to file a subsequent report to comply with applicable law, the Company will notify the Advisor of any such event, condition or opinion of the Company and shall prepare an amendment or report that will correct such statement or omission or effect such compliance and will supply such amendment or report to the Advisor.

Section 6.                                          Closing Documents.  On each Closing Date, the Company shall deliver to the Advisor:

(a)                                  a copy of each officer’s certificate delivered by the Company to a Purchaser pursuant to the applicable purchase agreement;

(b)                                 an opinion of counsel to the Company dated the Closing Date to the effect that this Agreement has been duly authorized, executed and delivered by the Company and a letter from such counsel dated the Closing Date to the effect that the Advisor may rely on each opinion of such counsel delivered to any Purchaser in connection with the closing contemplated by each purchase agreement to the same extent as if such opinion or opinions had been addressed to the Advisor;

(c)                                  a copy of any “comfort letter” delivered to Purchasers of the Shares dated the Closing Date and a letter from Company’s independent auditors dated the Closing Date to the effect that the Advisor may rely on such “comfort letter” delivered to any Purchaser in connection with the closing contemplated by each purchase agreement to the same extent as if such opinion or opinions had been addressed to the Advisor; and

(d)                                 copies of any other documents delivered to Purchasers on such Closing Date as the Advisor may reasonably request in form satisfactory to the Advisor.

Section 7.                                          Appointment.  During the term of the Advisor’s appointment, the Company shall not, directly or indirectly (except through the Advisor), sell or offer to sell any of the Shares or any substantially similar security in a financing transaction to the parties listed on the Approved Investor List.  The term of the Advisor’s appointment under this Agreement will continue until the earliest of (i) the consummation of the Offering, (ii) the date of any termination of this Agreement pursuant to Section 12 and (iii) June 30, 2005.  Any sale or disposition of such Shares or similar securities during the term of such appointment to any of the parties listed on the Approved Investor List will be deemed to be as if such sale or disposition were undertaken by the Advisor directly.

Section 8.                                          Advertising.  Upon the completion of the Offering, Company agrees that, the Advisor, at its own expense, has the right to place “tombstone” style advertisements in financial and other newspapers and journals or on the Internet describing the results of its services to the Company hereunder, subject to approval by the Company not to be unreasonably withheld.

Section 9.                                          Indemnity and Contribution.  The Company and the Advisor agree to the indemnification and contribution arrangements set forth in Attachment A hereto.

Section 10.                                   Representations, Indemnity and Agreements to Survive.  The respective representations, warranties and indemnities set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Advisor or the Company or any of their respective officers, directors or controlling persons, and will survive delivery of any payment for the Shares.  The provisions of this Section and Sections 2, 4, 7, 9, 11, and 12 hereof shall survive the termination or cancellation of this Agreement.

Section 11.                                   Termination.  The Advisor’s services hereunder may be terminated with or without cause by either the Company or the Advisor at any time and without liability or continuing obligation to the Advisor or the Company, except for (a) any compensation earned or expenses incurred by the Advisor to the date of termination as specified in Section 2(b) and (b) if the Company has terminated the Agreement, the Advisor’s right to fees pursuant to this Agreement for any sale prior to June 30, 2005 to any investor on the Approved Investor List.

Section 12.                                   Successors; Entire Agreement; Governing Law; Amendments.  The terms and provisions of this Agreement are solely for the benefit of the Company and the Advisor and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this Agreement.  This Agreement represents the entire understanding between the Company and the Advisor with respect to the Offering and the Advisor’s engagement hereunder, and all prior discussions are merged herein.  This Agreement (including Attachment A) shall be governed by and construed in accordance with the internal laws of the State of California, without regard to such state’s principles of conflicts of laws, and may be amended, modified or supplemented only by written instrument executed by each of the parties hereto.

Section 13.                                   No Rights in Equityholders, Creditors.  The Advisor is being retained to serve as financial advisor solely to the Company, and it is agreed that the engagement of the Advisor is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon any stockholder or creditor of the Company or upon any other person or entity.  No one other than the Company is authorized to rely upon this engagement of the Advisor or any statements, conduct or advice of the Advisor, and no one other than the Company is intended to be a beneficiary of this engagement.  All opinions, advice or other assistance (whether written or oral) given by the Advisor in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of the Advisor shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to the Advisor (or to such opinions, advice or other assistance) be made without the express prior written consent of the Advisor.

Section 14.                                   Counterparts; Headings.  This Agreement may be signed in counterparts with the same effect as if the signatures thereto were on the same instrument.  The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing correctly sets forth the entire understanding and agreement between the Advisor and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,

East Peak Advisors L.L.C.

			By:	/s/ Brewer S. Stone
				Name:	Brewer S. Stone
				Title:	Managing Director

Accepted as of January , 2005

Proxim Corporation

By:	/s/ Kevin J. Duffy
	Name:	Kevin J. Duffy
	Title:	President & CEO

ATTACHMENT A

INDEMNIFICATION, CONTRIBUTION AND LIMITATION OF LIABILITY PROVISIONS

This Attachment A is a part of and is incorporated into the Financial Advisor’s Agreement (together, the “Agreement”) dated January 22, 2005 by and between the Company and East Peak Advisors L.L.C. (the “Advisor”).  Capitalized terms used and not otherwise defined in this Attachment A shall have the meanings ascribed to them elsewhere in this Agreement.

The Company will indemnify and hold harmless Advisor and its affiliates, and the respective directors, officers, and employees of Advisor and its affiliates (Advisor and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively “Liabilities”), and will reimburse each Indemnified Person for all reasonable, documented out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel) (collectively, “Expenses”) as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party (collectively, “Actions”), arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions (including, without limitation, any Liabilities or Expenses arising out of the Registration Statement, the Prospectus Supplement or any Exchange Act Report containing or allegedly containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading); provided that the Company will not be responsible to the extent that Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct (in which case any reimbursements made by the Company to an Indemnified Person relating to such Liabilities or Expenses shall promptly be refunded to the Company and such Indemnified Persons shall not be entitled to Contribution hereunder.  The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement (including, without limitation, its rights under this Attachment A).

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure.  The Company shall, if requested by Advisor, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Advisor. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel.  The Company shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld.  In addition, the Company will not, without prior written consent of Advisor, which consent shall not be unreasonably withheld, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

In the event the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its stockholders, on the one hand, and to Advisor, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Advisor, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by Advisor pursuant to this Agreement.  For purposes of this paragraph, the relative benefits to the Company and its stockholders, on the one hand, and to Advisor, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company’s stockholders, as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to Advisor under this Agreement.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Approved Investor List

Satellite Asset Management

EBF Capital

Larry Bowman and Affiliates

MicroCapital

O33 Growth

Seligman

Ssquared Technology

CrossLink Capital

Fort Mason Capital